Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Scholar Rock Holding Corporation (the “Company”) for the period ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his or her knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of the Report, nor is it to be deemed to be “filed” for any purpose whatsoever.

Date: November 9, 2021	/s/ Nagesh K. Mahanthappa
Nagesh K. Mahanthappa
Interim Chief Executive Officer and President

Date: November 9, 2021	/s/ Edward H. Myles
Edward H. Myles
Chief Financial Officer and Head of Business Operations